Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement on Form S-3 No. 333-233377 of Cardinal Health, Inc.,
(2)    Registration Statements on Form S-4 No. 333-62938 and No. 333-74761 of Cardinal Health, Inc., and
(3)    Registration Statements on Form S-8 No. 33-42357, No. 333-90423, No. 333-38192, No. 333-38198, No. 333-56010, No. 333-129725, No. 333-149107, No. 333-155156, No. 333-163128, No. 333-164736, No. 333-177728, No. 333-183471, No. 333-206339, No. 333-206340, No. 333-214412, No. 333-219892, and 333-233380 of Cardinal Health, Inc.;
of our reports dated August 16, 2021, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Cardinal Health, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Cardinal Health, Inc. and subsidiaries for the year ended June 30, 2021.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
August 16, 2021